Exhibit 23

      INDEPENDENT AUDITORS' CONSENT
      -----------------------------


     We consent to the incorporation by reference in AnnTaylor Stores Corporation's Registration Statements No. 33-31505 on Form S-8, No. 33-50688 on Form S-8, No. 33-54387 on Form S-8, No. 33-52389 on Form S-8, No. 33-55629 on
Form S-8, No. 333-32977 on Form S-8, No. 333-37145 on Form S-8, No. 333-79921 on
Form S-8, No. 333-38174 on Form S-8, No. 333-53502 on Form S-8 and No. 333-86955
on Form S-3 of our report dated March 1, 2001 appearing in this Annual Report on Form 10-K of AnnTaylor Stores Corporation for the year ended February 3, 2001.


DELOITTE & TOUCHE LLP
NEW YORK, NEW YORK
April 4, 2001